UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

ViewCast.com, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 488-7200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2008 ViewCast.com, Inc.dba ViewCast Corporation, and H. T. (Horace) Ardinger, a principal shareholder of ViewCast Corporation, and the Ardinger Family Partnership, Ltd. agreed to amend the loan and security agreement between the parties. Under the amended terms, effective October 31, 2008, interest on $1.25 million of the $5.14 million principal will be equal to the effective prime rate plus 0.75%, or 5.0%, whichever is greater. The amended terms also call for interest to be paid monthly; and previously accrued interest will be paid off in approximately equal monthly payments from October 31, 2008, through June 30, 2009. Beginning on July 31, 2009, minimum monthly principal payments of $21,422.34 will be made, in addition to the monthly interest payments. Any amounts remaining on December 31, 2012, will become due on that date.

The amendment to the Amended and Restated Security Agreement is filed herewith as Exhibit 10.44.

A copy of the Company’s press release dated November 4, 2008 describing these items is attached Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.44	First Amendment to Amended and Restated Security Agreement by and among Ardinger Family Partnership, Ltd., ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc.

99.1.	ViewCast.com, Inc. Press Release issued November 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewCast.com, Inc.

Date: November 4, 2008

By: /s/ Laurie L. Latham
       Laurie L. Latham
       Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.44	First Amendment to Amended and Restated Security Agreement by and among Ardinger Family Partnership, Ltd., ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc.

99.1	Press Release issued November 4, 2008